                                                                    Exhibit 3.24

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
-------------------------------------------------------------------------------

     A code of regulations for the government of the corporation was presented by

     A vote was then taken upon the adoption of said regulations.

     100 shares were cast in favor of their adoption, No shares dissenting.

     It appearing that a majority of the shares were in favor of the adoption of said regulations, the chairman declared them adopted and ordered them entered upon this record of proceedings. Said regulations are in words and figures as follows:

                              CODE OF REGULATIONS
                                       OF
                       HOLIDAY HEALTH SPA OF TOLEDO, INC.
               --------------------------------------------------
                             (Name of Corporation)

adopted by its shareholders entitled to vote for the government of the corporation:

                                   ARTICLE I.
                            MEETINGS OF SHAREHOLDERS

     "(a) Annual Meetings. The annual meetings of the shareholders of this corporation shall be held during the third week of January at a date and time to be determined by the board of directors, and if a legal holiday, then on the following secular day for the purpose of electing a board of directors and to transact such other business which may properly be brought before the meeting." [AMENDED 1/19/94]

     (b) Special meetings of the shareholders of this corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon the written request of two directors, or by shareholders representing 25% of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

     (c) Notice of Meetings. A written or printed notice of the annual or any special meeting of the shareholders, stating the time and place, and in case of special meetings, the objects thereof, shall be given to each shareholder entitled to vote at such meeting appearing on the books of the corporation, by mailing same to his address as the same appears on the records of the corporation or of its Transfer Agent, or Agents, at least twenty (20) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat.

     All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

     (d) Quorum. A majority in number of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of shareholders, but less than such majority may adjourn the meeting of shareholders from time to time and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been as originally called.

     (e) Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by each shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

     "(f) Any action which might be taken at a meeting of the Shareholders may be taken without a meeting if before or after the said action all stockholders consent thereto in writing. The written consents shall be filed with the Minutes of the proceedings of the corporation. The consent has the same effect as a vote of the corporation for all purposes." [ADDED 1/19/94]

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
-------------------------------------------------------------------------------

                                  ARTICLE II.

                                     SEAL

     The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary, and it or a facsimile thereof shall be affixed to all certificates of the corporation's shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the corporation, or by any Transfer Agent of its shares.

                                  ARTICLE III.

                                    SHARES

     SECTION 1.--Certificates. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice-President, and of the Secretary or an Assistant Secretary, the seal of the corporation, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

     SECTION 2.--Transfers. (a) The shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representatives, by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties.

     (b) All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to-wit: the President or a Vice-President, and the Treasurer or Secretary, or an Assistant Treasurer or an Assistant Secretary; or by any person or persons thereunto authorized by the Board of Directors.

     SECTION 3.--Lost Certificates. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters pursuant to the statute made and provided.

     SECTION 4.--Closing of Transfer Books. The share transfer books of the corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any meeting of the shareholders, and for a period not exceeding ten (10) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

--------------------------------------------------------------------------------

                                  ARTICLE IV.
                                   DIRECTORS

     The number of members of the Board of Directors shall be determined pursuant to law, by resolution of the shareholders entitled to vote, but shall not be less than three (3) members. The election of directors shall be held at the annual meeting of the shareholders, or at a special meeting called for that purpose.

     Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.

                                   ARTICLE V.
                             VACANCIES IN THE BOARD

     A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, the remaining directors, though less than a majority of the whole board, by affirmative vote of a majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of a successor.

                                  ARTICLE VI.
                                REGULAR MEETINGS

     Regular meetings of the Board of Directors shall be held monthly on such dates as the Board may designate.

                                  ARTICLE VII.
                                SPECIAL MEETINGS

     Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President or any two of the directors.

                                 ARTICLE VIII.
                               NOTICE OF MEETINGS

     The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

                                ARTICLE VIII(A)
                           ACTION BY WRITTEN CONSENT

     "Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if before or after the said action all directors consent thereto in writing. The written consents shall be filed with the Minutes of the proceedings of the Board of Directors. The consent has the same effect as a vote of the Board of Directors for all purposes."

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
--------------------------------------------------------------------------------

                                  ARTICLE IX.
                                     QUORUM

     A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.

                                   ARTICLE X.
                               PLACE OF MEETINGS

     The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may, from time to time, determine.

                                  ARTICLE XI.
                                  COMPENSATION

     Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation thereof. Members of either executive or special committees may be allowed such compensation as the Board of Directors may determine for attending committee meetings.

                                  ARTICLE XII.
                              ELECTION OF OFFICERS

     At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, and at any special meeting provided in Article VII, the Board of Directors shall elect officers of the corporation (including the President), and designate and appoint such subordinate officers and employes as it shall determine. They may also appoint an executive committee or committees from their number and define their powers and duties.

                                 ARTICLE XIII.
                                    OFFICERS

     The officers of this corporation shall be a President, who shall be a director, and also a Vice-President, a Secretary, a Treasurer and a ____________________ who may or may not be directors. Said officers shall be chosen by the Board of Directors, and shall hold office for one year, and until their successors are elected and qualified. Additional Vice-Presidents may be elected from time to time as determined by the Directors who may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and agents of the corporation as it may from time to time determine.

     Any officer or employee elected or appointed by the Board of Directors, other than that of director, may be removed at any time upon vote of the majority of the whole Board of Directors.

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
--------------------------------------------------------------------------------


     The same person may hold more than one office, other than that of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer.

     In case of the absence of any of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, provided a majority of the whole Board of Directors concur therein.

                                  ARTICLE XIV.
                               DUTIES OF OFFICERS

     (a) President. The President shall preside at all meetings of shareholders and directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.

     (b) Vice-President. The Vice-President shall perform all duties of the President in his absence or during his inability to act, and shall have such other and further powers, and shall perform such other and further duties as may be assigned to him by the Board of Directors.

     (c) Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, and shall take charge of the seal of the corporation, and generally perform such duties as may be required by the Board of Directors.

     (d) Treasurer. The Treasurer shall have the custody of the funds and securities of the corporation which may come into his hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper he may endorse on behalf of the corporation for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositaries as the Board of Directors may, from time to time, designate. The fiscal year of the corporation shall be co-extensive with the calendar year. He shall submit to the annual meeting of the shareholders, a statement of the financial condition of the corporation, and whenever required by the Board of Directors, shall make and render a statement of his accounts, and such other statements as may be required. He shall keep in books of the corporation, full and accurate accounts of all moneys received and paid by him for account of the corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors.


                                  ARTICLE XV.
                               ORDER OF BUSINESS

     1.   Call meeting to order.
     2.   Selection of chairman and secretary.
     3.   Proof of notice of meeting.
     4.   Roll call, including filing of proxies with secretary.
     5.   Appointment of tellers.
     6.   Reading and disposal of previously unapproved minutes.
     7.   Reports of officers and committees.
     8. If annual meeting, or meeting called for that purpose, election of directors.
     9.   Unfinished business.
    10.   New business.
    11.   Adjournment.

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
--------------------------------------------------------------------------------


     This order may be changed by the affirmative vote of a majority in interest of the shareholders present.


                                  ARTICLE XVI.
                                   AMENDMENTS

     These regulations may be adopted, amended or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds of the shares of the corporation entitled to vote thereon.

     Thereupon, the following written assent to the adoption of the code of regulations aforesaid was entered in these minutes and subscribed by all of the shareholders of this corporation.

                     ASSENT TO THE ADOPTION OF REGULATIONS

                                                              January 26 1966
                                                            --------------------

     We, the undersigned, being the owners of the number of shares of
Holiday Health Spa of Toledo, Inc. set opposite our respective names, do hereby
----------------------------------
      (Name of Corporation)
assent, in writing, to the adoption of the code of regulations hereinbefore set forth for the government of this corporation.

-----------------------------------------------------------------------------------------------------------------
Names                              No. of Shares                        Names                       No. of Shares
-----------------------------------------------------------------------------------------------------------------
Donald W. Hudson
-----------------------------------------------------------------------------------------------------------------
Jerome B. Kahn
-----------------------------------------------------------------------------------------------------------------
Carol A. Kahn
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                   *MINUTES OF FIRST SHAREHOLDERS' MEETING OR
                   *ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
--------------------------------------------------------------------------------

                                                   Toledo, Ohio  January 26 1966

     Pursuant to formal notice given by the subscribers to the Articles of Incorporation of

                       Holiday Health Spa of Toledo, Inc.
--------------------------------------------------------------------------------
                             (Name of Corporation)

to the subscribers for shares of said corporation to meet at Toledo, Ohio on the 26th day of January 1966, at two o'clock P.M., for the purpose of electing the first board of directors of said corporation, and of transacting such other business as may come before said meeting, all of the subscribers for shares aforesaid met at the time and place above named, and thereupon in person or by proxy, did execute the following waiver of notice of the first shareholders' meeting of said corporation:

                WAIVER OF NOTICE OF FIRST SHAREHOLDERS' MEETING

     We, the undersigned, being all of the shareholders of
   Holiday Health Spa of Toledo, Inc.   , and being all this day at two o'clock
----------------------------------------
          (Name of Corporation)
P.M. present, in person or by proxy, as appears below, at the first shareholders' meeting of said corporation, for the purpose of electing the first board of directors of said corporation, and of transacting such other business as may come before said meeting, do hereby waive the notice of such meeting required by law.

--------------------------------------------------------------------------------
     Names of Shareholders              Name of Proxy            No. of Shares
--------------------------------------------------------------------------------

Donald W. Hudson
--------------------------------------------------------------------------------
Jerome B. Kahn
--------------------------------------------------------------------------------
Carol A. Kahn
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Thereupon the meeting was organized by electing

Mr. Donald W. Hudson Chairman, and Mrs. Carol A. Kahn Secretary of the meeting.

                     MINUTES OF FIRST SHAREHOLDERS' MEETING
-------------------------------------------------------------------------------


     The Chairman declared the election of a Board of Directors to be the next thing in order. Donald W. Hudson moved that the Board of Directors shall consist of three members, such membership to be composed of the same class ___ as follows:

     Number of members.

                    ___________    For  _____________ Years

                    ___________    For  _____________ Years

                    ___________    For  _____________ Years

     The names of Donald W. Hudson, Jerome B. Kahn and Carol A. Kahn were nominated for three year term.

     The names of                    were nominated for _________ year term.

     The names of                    were nominated for _________ year term.

     A ballot was then had.


_____________________________ and ______________________________ acted as inspectors of election.

     Said election having been held, the following entry was made upon this record of proceedings by said inspectors, certifying the results of said election, and appointing a time and place for the holding of the first meeting of the directors.

                     CERTIFICATE OF INSPECTORS OF ELECTION

                                                                 January 26 1966

     We, the undersigned, Donald W. Hudson, Jerome B. Kahn and Carol A. Kahn of Holiday Health Spa of Toledo, Inc. being present at the first meeting of the shareholders of said corporation, held at 1123-25 N. Reynolds Rd., Toledo, Ohio on January 26 1966, do hereby certify, that at an election of directors, held at such meeting, and at which we acted as inspectors of election, __________ of the shares of said corporation were cast in favor of the election of

                     MINUTES OF FIRST SHAREHOLDERS' MEETING
--------------------------------------------------------------------------------

as directors for said corporation, and 100 shares were cast in favor of the election of Donald W. Hudson, Jerome B. Kahn and Carol A. Kahn

And we do further certify, that at said election, the said Donald W. Hudson, Jerome B. Kahn and Carol A. Kahn were duly elected directors of said corporation, for the term for which they were elected, or until their successors are elected and qualified; and we do hereby appoint ____________________________ ______________________________________________ the _______ day of
________________________ 19__ at ______ o'clock ___M. as the time, and
___________________________________ as the place for the holding of the first meeting of said directors.

                                                 -------------------------------

                                                 -------------------------------
                                                                    Inspectors.



     There being no further business before the meeting, on motion of [ILLEGIBLE] the same adjourned.

                                                       /s/ JEROME B. KAHN
                                                 -------------------------------
                                                                      Chairman.

ATTEST:

-------------------------------
                    Secretary.

                   MINUTES OF FIRST DIRECTORS' MEETING
-------------------------------------------------------------------------------

     Pursuant to the notice given by the shareholders at their first meeting, the directors of said Corporation met at 1123-25 N. Reynolds Rd., Toledo, Ohio three o'clock P.M. All of the directors being present, viz:
Donald W. Hudson, Jerome B. Kahn and Carol A. Kahn

     Thereupon the meeting was organized by electing Mr. Donald W. Hudson Chairman and Mrs. Carol A. Kahn, Secretary.

     Thereupon, each director having been qualified as provided by law and the regulations of the Corporation, the Chairman called for the election of officers.

                    MINUTES OF THE FIRST DIRECTORS' MEETING
--------------------------------------------------------------------------------

     On motion of __________________________, it was resolved that the board proceed to elect the offers provided for by the regulations. An election was then held, which resulted as follows:

                    President  Jerome B. Kahn
                              ------------------------------

                    Vice-President  Donald W. Hudson
                                   -------------------------

                    Secretary  Carol A. Kahn
                              ------------------------------

                    Treasurer  Carol A. Kahn
                              ------------------------------

     Now, therefore, it appearing that the proceedings of the incorporators and shareholders have in all respects conformed to the General Corporation Act of the State of Ohio, and that the Board of Directors and officers have been duly elected and qualified as provided by law and the regulations, and the amount of capital specified in the articles of incorporation as the amount of capital with which it will commence business has been paid in, the Chairman declared the meeting open for the transaction of business.

                                 *CERTIFICATION
-------------------------------------------------------------------------------


                                                    Toledo, Ohio January 26 1966

     On the 26th day of January, 1966, the President and the Secretary, by order of the Board of Directors, filed with The Division of Securities of the State of Ohio, an application or other instrument with reference to the issuance of its securities. The Division of Securities of the State of Ohio took action thereon as shown in the following true and correct copy of the letter from said
Division:







     * Appropriate changes in this certification should be made if the instrument filed with the Division of Securities is executed by the incorporators.

                         ORIGINAL APPOINTMENT OF AGENT
                                OHIO CORPORATION
                          SECTION 1701.07 REVISED CODE

                                  ____________


     The undersigned, being at least a majority of the incorporators of Holiday Health Spa of Toledo, Inc., hereby appoint Sandy Wright, (a natural person resident in the county in which the corporation has its principal office), (a corporation having a business address in the county in which Holiday Health Spa of Toledo, Inc. has its principal office) [strike out phrase not applicable], upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. Its complete address is 1123-25 N. Reynolds Rd., Toledo, Lucas County, Ohio.

                                   Holiday Health Spa Of Toledo, Inc.
                                   ---------------------------------------------
                                                (Name of Corporation)


                                   /s/ DONALD W. HUDSON
                                   ---------------------------------------------
                                   Donald W. Hudson


                                   /s/ JEROME B. KAHN
                                   ---------------------------------------------
                                   Jerome B. Kahn


                                   /s/ CAROL A. KAHN
                                   ---------------------------------------------
                                   Carol A. Kahn

                                   ---------------------------------------------
                                   (Incorporators names should be typed or
                                   printed beneath signatures)


                                                                    Toledo, Ohio

                                                                January 26, 1966

Holiday Health Spa of Toledo, Inc.
----------------------------------

     Gentlemen: I, It (strike out word not applicable) hereby accept(s) appointment as agent of your corporation upon whom process, tax notices or demands may be served.


                                   ---------------------------------------------
                                   (Signature of Agent or Name of Corporation)


                                   By /s/ JEROME B. KAHN
                                   ---------------------------------------------
                                   (Signature of Officer Signing and Title)